RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ______, 2011 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY.

CHANTICLEER HOLDINGS, INC.
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase
Class A and Class B Warrants to Purchase Shares of Common Stock of Chanticleer Holdings, Inc.

Subscription Price:  $______ per Related Warrant

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., CHARLOTTE, NORTH CAROLINA TIME,
ON _____________, 2011, UNLESS EXTENDED BY THE COMPANY

REGISTERED
         OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one unit (“Unit”) consisting of one class A warrant to purchase one shares of common stock of Chanticleer Holdings, Inc. (“Class A Warrant”) and one class B warrant to purchase one share of common stock of Chanticleer Holdings, Inc. (“Class B Warrant” and with the Class A Warrants the “Warrants”) at a subscription price of $0.04 (the “Subscription Right”), pursuant to a Rights Offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The Rights represented by the Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Share and related Warrant in accordance with the “Instructions as to Use of Subscription Rights Certificate” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Chanticleer Holdings, Inc. and the signatures of its duly authorized officers.

Dated: _______, 2011

Chairman and Chief Executive Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail, by hand or overnight courier:

Chanticleer Holdings, Inc.
11220 Elm Lane, Suite 203
Charlotte, NC 28277

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS		FORM 3-SIGNATURE

To subscribe for Warrants pursuant to your Subscription Right, please complete the items (a) and (b) and sign under Form 3 below.

(a) EXERCISE OF SUBSCRIPTION RIGHT:

I apply for _______ Units (consisting of 1 Class A Warrant and 1 Class B Warrant) x $0.04  = $________

(b) METHOD OF PAYMENT (CHECK ONE)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of units of Class A Warrants and Class B Warrants indicated above on the terms and conditions specified in the Prospectus.

Signature(s):   ______________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature
Guaranteed:_________________________________________
                      (Name of Bank or Firm)

By: _______________________________________________
       (Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

☐	Check or bank draft drawn on a U.S. bank payable to “Chanticleer Holdings, Inc.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to wire transfer to _________ FBO USA Technologies, Inc.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Warrants underlying your Rights or a certificate representing unexercised Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FOR ADDITIONAL INSTRUCTIONS ON THE USE OF CHANTICLEER HOLDINGS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT OUR CORPORATE SECRETARY, AT (704) 366-5122.